Network USA, Inc.

                             (A Nevada Corporation)

                                     BY-LAWS

                                    ARTICLE I

                                     OFFICES

1.01     REGISTERED  OFFICE.    The  registered office of the corporation in the
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State  of  Nevada  shall  be:  One  East  First  Street,  Reno,  Nevada,  89501.

1.02    PRINCIPAL  OFFICE.  The  principal  office  of the corporation shall be:
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West  Loop  South,  Suite  1000,  Houston,  Texas  77027.

1.03   OTHER  OFFICES.  The  corporation  may  also  have  offices at such other
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places,  both  within, and without the State of Nevada as the board of directors may  from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                                 STOCK  HOLDERS

2.01  TIME AND PLACE OF MEETINGS  All meetings of the stockholders shall be held
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at  such  time  and  place,  within  or without the State of Nevada, as shall be stated  in  the  notice  of  meeting  or  in  a  duly  executed  waiver thereof.

2.02  ANNUAL  MEETING  -  ELECTION  OF  DIRECTORS.  An  annual  meeting  of  the
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stockholders, commencing with the year 1988 shall be held each year at a time on the first Friday during the month of April to be selected by the board of directors. If such day is a legal holiday, then the meeting shall be held on the next secular day following. At the meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.03  SPECIAL MEETINGS  Special meetings of the stockholders, for any purpose or
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purposes,  unless  otherwise  prescribed  by  the  Act  or  by  the  articles of incorporation, or by these By-Laws, may be called by the chairman of the board, if any, the president or secretary, and shall be called by the chairman of the board, the president or secretary at the request in writing of a majority of the board of directors or the holders of twenty-five percent (25%) or more of the shares entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

2.04  NOTICES.  Written or printed  notice  of the annual or any special meeting
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stating  the  place,  day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the officer or person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at the address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

2.05  VOTING  LIST.  The  officer  or agent who has charge of the stock transfer
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books  of  the corporation shall make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting or any adjournment thereof, arranged in alphabetical order, with address of and the number of voting shares held by each. Such list shall be kept on file at the principal office of the corporation for a period of ten days prior to such meeting and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are stockholders entitled to examine such list or transfer books and to vote at any meeting of stockholders.


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2.06  QUORURN  The holders of  a  majority  of  the issued and outstanding stock
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entitled  to  vote  thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation, or by these By-Laws. If a quorum is not present or represented at a meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.06  MAJORITY  VOTE;  WITHDRAWAL  OF  QUORUM  When  a  quorum is present at any
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meeting,  the  vote  of  the  holders  of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.08  VOTING  (a) Each outstanding share, regardless of class, shall be entitled
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to  one  vote  on  each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation. At any meeting of the stockholders, every stockholder having the right to vote may vote either in person, or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting. (b) Treasury shares, shares of stock owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock held by this corporation in a fiduciary capaci.ty shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time. (c) Directors shall be elected by plurality vote. (d) Shares standing in the name of another corporation, domestic or foreign, may be voted on by such officer, agent, or proxy as the By-Laws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.
(e) Shares held by an administrator, guardian or conservator may be voted by him so long as such shares forming part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee. (f) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to be contained in an appropriate order of the court by which such receiver was appointed. (g) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. (h) Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer shall order, or the holders of at least ten percent of the shares entitled to vote shall demand, that voting be by written ballot.

2.09  RECORD  DATE;  CLOSING  TRANSFER  BOOKS  The board of directors may fix in
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advance  a  record  date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of the stockholders, the record daite to be not less than ten nor more than fifty days prior to the meeting; for such purpose for a period of not less than ten nor more than fifty days prior to such meeting. In the absence of any action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.


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2.10  ACTION  WITHOUT  MEETING.  Any action required by statute to be taken at a
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meeting  of  the  stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                                    DIRECTORS

3.01  MANAGEMENT.  The  business and affairs of the corporation shall be managed
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by  the  board  of directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statute or by the articles of incorporation or by these By-Laws) directed or required to be exercised or done by the stockholders.

3.02 NUMBER QUALIFICATION: ELECTION; TERM.  The board of directors shall consist
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of  not fewer than two no more than eleven directors as shall be fixed from time to time by resolution of the board of directors. The first board after the adoption of these By-Laws shall consist of two directors. Directors need not be residents of the State of Nevada or stockholders of the corporation. The directors shall be elected at the annual meeting of the stockholders, except as provided in By-Laws 3.03 and 3.05. Each director shall hold office until his successor shall be elected and shall qualify.

3.03  CHANGE  IN  NUMBER.  The number of directors may be increased or decreased
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from time to time by resolution of the board of directors at any meeting, but no decrease shall have the effect of shortening the term of any incumbent director.

3.04  REMOVAL.  Any  director  may be removed either for or without cause at any
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special or annual meeting of stockholders, by the affirmative vote of a majority in number of shares of the stockholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

3.05  VACANCIES.  Any  vacancy  occurring  in  the Board of Directors (by death,
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resignation,  removal  or  otherwise)  may be filled by an affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. A Director elected to fill such a vacancy shall be elected for the unexpired term of his predecessor in office. Any newly created directorship resulting from any increase in the authorized number of Directors may be filled by an affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

3.06  COMPENSATION.  By  resolution of the board of directors, the directors may
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be  paid  their  expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum of attendance at each meeting of the board of directors or a stated salary as director' No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore, Members of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

3.07  MEETINGS  OF  THE  BOARD OF 'DIRECTORS (a) Place. Meetings of the board of
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directors  of  the corporation, regular or special, may be held either within or without  the State of Nevada.  (b) First Meeting. The first meeting of the newly
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elected  board  of  directors  shall  be held without further notice immediately following the annual meeting of stockholders, at the same place, unless (by unanimous consent of the directors then elected and serving).such time or place shall be changed. (c) Regular Meetings Regular meetings of the board of
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directors  may  be  held  without notice at such time and at such place as shall from  time  to  time  be  determined  by  the  board by resolution.  (d) Special
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Meetings.  Special meetings of the board of directors may be called by or at the
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request  of  the chairman of the board, the president or the secretary and shall be called by the secretary on the written request of two of the incumbent directors. The person or persons authorized to call special meetings of the board of directors , may fix the place for holding any special meeting of the board of directors called by them. Notice of any special meeting shall be given at least twenty-four (24) hours previous thereto if given either personally (including written notice delivered personally or notice by telephone) or by


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tele-ram,  4nd  at  least  seventy-two  (72)  hours previous thereto if given by written notice mailed to each director at the address of his business and residence. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed, in the above-specified manner, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting, as provided in By-Law 4.02. (e) Quorum; Majority Vote. At all meetings
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of  the  board of directors a majority of the number of directors fixed by these
By-Laws shall constitute a -quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically provided by statute or by the articles of incorporation or by these By-Laws. If a quorum is not present at a meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. (f) Procedure. The
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board  of  directors  shall keep regular minutes of its proceedings. The minutes shall  be  placed  in  the  minute  book  of  the  corporation.

3.08  ACTION WITHOUT MEETING.  Any action required or permitted to be taken at a
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meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

3.09  TELEPHONE  AND COMMUNICATION EQUIPMENT MEETINGS.  Stockholders, members of
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the  board  of directors, and members of any committee of the board of directors may participate in meetings by means of conference telephone or other communications equipment to the full extent permissible by the General Corporation Law of the State of Nevada.

                                   ARTICLE IV

                                     NOTICES

4.01  METHOD.  Whenever  by statute or the certificate of incorporation or these
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By-Laws,  notice  is  required  to  be  given to director or stockholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to the director or stockholder at the address appearing on the books of the corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

4.02  WAIVER.  Whenever,  by  statute  or the articles of incorporation or these
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By-Laws,  notice  is required to be given to a stockholder or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE V.

                       COMMITTEES OF THE BOARD OF DIRECTORS

5.01  DESIGNATION. The board of directors may by resolution of a majority of the
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whole  board, designate an executive committee, and one or more other committees including an audit committee, a compensation committee, and any such other special committees as the Board shall deem advisable.

5.02  NUMBER;  QUALIFICATION; TERM.  Each committee shall consist of one or more
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directors  who  will  serve  at  the  pleasure  of  the  board of directors. The executive committee shall include the president. The other committees may include any members of the board except as provided below with respect to the audit and compensation committees. (a) Audit Committee. The audit committee if
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any  shall  consist  of directors who are not officers or full-time employees of the  corporation.  (b)  Compensation  Committee.  The compensation committee, if
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any,  may  include the chief accounting and financial officer of the corporation provided a majority of the committee are not officers or full-time employees of the corporation.

5.03  AUTHORITY  OF  COMMITTEES.  (a)  The  Executive  Committee.  The executive
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committee,  to  the  extent  provided  in  such  resolution,  shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except where action of the full board of directors is required by statute or by the certificate of incorporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. Without limiting the general authority of the executive committee, it shall have the power: (1) to appoint officers and agents of the corporation and determine their salaries (subject to recommendations of the compensation committee, if any). (2) to borrow money, and issue bonds, notes or other obligations and evidences of indebtedness therefore. (3) to authorize the corporate seal to be affixed to documents of the corporation. (4) to determine questions of general policy with regard to the business of the corporation. (5) to make recommendations as to declaration of dividends. (b) Audit Committee. The audit committee, if any, shall nominate
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the  independent public accountants to report on the financial statements of the corporation, and shall have such other powers, duties and authority as shall be set forth in the resolutions of the board of directors appointing the committee.
(c)  Compensation Committee.  The compensation committee, if any, shall have the
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responsibility  of  reviewing the remuneration of the officers and key employees of the corporation including stock option and stock purchase rights and such other powers, duties and authority as shall be set forth in the resolutions of the board of directors appointing the committee. (d) Other Committees. Any other
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committee  or  committees appointed by the directors shall have and may exercise such powers of the board of directors in the management of the business and affairs of the corporation as shall be provided in the resolution(s) creating the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution of the board of directors.

5.04  CHANGE IN NUMBER.  The number of members of any committee may be increased
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or  decreased from time to time by resolution adopted by a majority of the whole board  of  directors.

5.05 REMOVAL. Any member of a committee may be removed by the board of directors
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by  the  affirmative  vote  of  a  majority  of the whole board, whenever in its judgment  the  best  interests  of  the  corporation  will  be  served  thereby.

5.06  VACANCIES.  A  vacancy  occurring in any committee (by death, resignation,
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removal  or  otherwise)  may  be  filled by the board of directors in the manner provided  for  original  designation  in  By-Law  5.0  1.

5.07  MEETINGS Time, place  and  notice (if any) of executive committee meetings
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shall  be  determined  by  the  committee.

5.08  QUORUM;  MAJORITY  VOTE.  At meetings of each committee, a majority of the
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number of members designated by the board of directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall. be the act of the committee, except as otherwise specifically provided by statute or by the articles of incorporation or by these By-Laws. If a quorum is not present at a meeting of the committee, the members present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

5.09  COMPENSATION.  See  Bylaw  3.06.
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5.10  PROCEDURE. Each committee shall keep regular minutes of its proceeding and
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report  the  same  to  the  board of directors when required. The minutes of the proceedings of each committee shall be placed in the minute book of the corporation.

5.11  ACTION  WITHOUT MEETING, Any action required or permitted to be taken at a
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meeting of any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

5.12  TELEPHONE  AND COMMUNICATION EQUIPMENT MEETINGS Meetings of committees may
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be  held  by  telephone  as  provided  in  By-Law  3.09.

5.13  RESPONSIBILITY.  The designation of  a  committee  and  the  delegation of
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authority  to  it  shall  not  operai-eto relieve the board of directors, or any member  thereof,  of  any  responsibility  imposed  upon  it  or  him  by  law.

                                  ARTICLE  VI.

                               OFFICERS AND AGENTS

6.01 NUMBER; QUALIFICATION; ELECTION; TERM (a)The corporation shall have:  (1) A
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president,  a  vice president, -a secretary and a treasurer, and  (2) Such other officers (including a chairman of the board, an executive vice president and additional vice presidents) and assistant officers and agents as the board of directors may deem necessary. (b) Officers named in By-Law 6.01(a)(1) shall be elected by the board of directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in By-Law 6.01(a)(2) may be elected by the board at any meeting., ( c) Unless otherwise specified by the board at the time of election or appointment, or in an employment contract approved by the board, each officer's and agent's term shall end at the first meeting of directors after the next annual meeting of stockholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal (d) Any two or more offices may be held by the same person.

6.02  REMOVAL.  Any  officer  or  agent  elected  or  appointed  by the board of
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directors  may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shal-I not of itself create contract rights.

6.03  VACANCIES.  Any  vacancy  occurring  in  any office of the corporation (by
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death,  resignation,  removal  or  otherwise)  may  be  filed  by  the  board of directors.

6.04  AUTHORITY.  Officers and agents shall have such authority and perform such
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duties  in  the management of the corportion as are provided in these By-Laws or as may be determined by resolution of the board of directors not inconsistent with these By-Laws.

6.05  COMPENSATION.  The compensation of officers and agents shall be fixed from
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time  to  time  by  the  board  of  directors.

6.06  CHAIRMAN  OF THE BOARD.  If there be a chairman of the board of directors,
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he  shall  be  chosen  from among the directors and shall be the chief executive officer of the corporation, unless the board of directors shall designate the president as chief executive officer. He shall have the power to call special meetings of the stockholders and of the directors for any purpose or purposes, and he shall preside at all meetings of the stockholders and of the board of directors, unless he shall be absent or unless he shall, at his option, designate the president to preside in his stead at some particular meeting. The chairman of the board shall have all of the-powers granted by the By-Laws to the president including the power to make and sign contracts and agreements in the name and on behalf of the corporation. He shall, in general, have supervisory power over the president, the other officers and the business activities of the corporation, subject to the approval or review of the board of directors.

6.07 PRESIDENT. If there be a chairman of the board of directors, the powers and
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duties  of  the  president  shall  be  subject  to  the powers and duties of the chairman of the board of directors. If there be no chairman of the board, the president shall have all the powers and duties provided for in By-Law 6.06 as well as those provided in this By-Law 6.07. The president, who need not be chosen from among the directors, shall be an ex officio member of all standing committees, shall, subject to the powers conferred upon the chairman of the board under By-Law 6.06 of this Article, be the chief executive officer of the corporation; preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business and affairs of the corporation, and shall see that all orders and resolutions of the board are carried into effect. He 'Shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

6.08 EXECUTIVE VICE PRESIDENT. If there be an executive vice president, he shall
     -------------------------
be the ranking vice president and shall be the chief operating officer of the corporation unless the board of directors shall designate another officer as chief operating officer. In the absence or disability of the president, the executive vice president shall perform all the duties, exercise the powers and assume all responsibilities of the president. He shall also generally assist the president and exercise any other powers and perform such other duties as are delegated to him by the president and as the board of directors shall prescribe.

6.09 VICE PRESIDENTS The vice presidents in the order of their seniority, unless
     ---------------
otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.10  SECRETARY.  (a)  The  secretary  shall attend all meetings of the board of
      ---------
directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required. (b) He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors. (c) He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the executive committee, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary, which may be facsimile. (d) He shall be under the supervision of the president. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.  11  ASSISTANT  SECRETARIES  The  assistant secretaries in the order of their
        ----------------------
seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.12   TREASURER.  (a)  The  treasurer  shall  have the custody of the corporate
       ---------
funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. (b) He shall disburse the funds of the corporation as may be ordered by !the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation. (c) fie shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.13  ASSISTANT  TREASURERS.  The  assistant  treasurers  in  the order of their
      ----------------------
seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

6.14  BONDING  OF  OFFICERS.   If  required  by  the  board of directors, all or
      ----------------------
certain officers shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                  ARTICLE  VIL

                           CERTIFICATES  AND  STOCKHOLDERS

7.01  CERTIFICATES.  The corporation shall deliver certificates representing all
      -------------
shares to which stockholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the president or a vice president and such other officer or officers as the board of directors shall designate, and may be sealed with the seal of the corporation or a facsimile thereof. The signature of any such officer may be facsimile. In case any officer who has signed, or whose facsimile signature has been used on such certificate, shall cease to be such officer of the corporation before such certificate has been delivered by the corporation or its agents, such certificate may nevertheless be issued and delivered with the same effect as if he were still such officer at the date of issue.

7.02  PAVMENT  FOR  SHARES.  (1)  Kind.  The  consideration  for the issuance of
      --------------------        ----
shares shall consist of monqy paid, labor done (including services actually performed for the corporation), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares. (2) Valuation. In the absence of fraud in the
                                       ---------
transaction, the judgment' of the board of directors as to the value of consideration received shall be conclusive. (3) Effect. When consideration, as
                                                  ------
fixed  by  law,  has  been  paid,  the
shares shall be deemed to have been issued and shall be considered fully paid and non-assessable. (4) Allocation of Consideration. The consideration received
                         ----------------------------
for shares shall be allocated by the board of directors,: in accordance with law, between stated capital and capital surplus accounts.

7.03  SUBSCRIPTIONS.  Unless otherwise provided  in  the subscription agreement,
      --------------
subscription of shares, whether made before or after organization of the corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same series, as the case may be. In case of default in the payment on any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the corporation.

7.04  LIEN.  For  any  indebtedness  of  a  stockholder  to the corporation, the
      -----
corporation  shall  have a first and prior lien on all shares of its stock owned
     -
by  him  and  on  all  dividends  or  other  distributions  declared  thereon.

7.05  LOST, STOLEN OR DESTROVED CERTIFICATES.  The corporation shall issue a new
    -----------------------------------------
certificate in place of any certificate for shares previously issued if the registered owner of the certificate: (a) Claim. Makes proof in affidavit form
                                            -----
that  it  has  been  lost  or  wrongfully  taken  or  destroyed;  and (b) Timelv
                                                                          ------
Request.  Requests the issuance  of a new certificate before the corporation has
-------
notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and (c) Bond. Gives a bond in such
                                                      -----
form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and (d) Other
                                                                 -----
Requirements.  Satisfies  any  other  reasonable  requirements  imposed  by  the
------------
corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

7.06  REGISTRATION OF TRANSFER. The corporation shall register the transfer of a
      -------------------------
certificate-  for shares presented to it for transfer if:  (a) Endorsement.  The
                                                               ------------
certificate is properly endorsed by the registered owner or by his duly authorized attorney; and (b) Guarantv and Effectiveness bf Signature. The
                                 ------------------------------------------
signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and (c) Adverse Claims. The corporation has no
                                         ---------------
notice of an adverse claim or has discharged any duty to inquire into such a claim; and (d) Collection of Taxes. Any applicable law relating to the
                   ---------------------
collection  of  taxes  has been complied with; and (e)  Stop Transfer Orders and
                                                        ------------------------
Legends.  The  corporation  has not issued a stop-transfer or or placed a legend
-------
on such certificate restricting transfer; or, if legended, the registered owner has complied with the conditions for transfer provided for in the legend.

7.07  REGISTERED OWNER. Prior to due presentment for registration of transfer of
      ----------------
a certificate for shares, the corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a stockholder.

                                ARTICLE   VIII.

                           INDEMNIFICAT1ON; INSURANCE

8.01 PERSONS. The corporation shall indemnify, to the extent provided in By-Laws
     -------
8.01, 8.02 and 8.04: (a) Any person who is or was director, officer, agent or employee of the corporation, and (b) Any person who serves or served at the corporation's request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.

8.02  EXTENT  -  DERIVATIVE  SUITS. In case of a suit by, or in the right of the
      ----------------------------
corporation against a person named in By-Law 8.01 by reason of his holding a position named in By-Law 8.0 1, the corporation shall indemnify him if he satisfies the standard in By-Law 8.03 for expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.

8.03  STANDARD  - DERIVATIVE SUITS.  In case of a suit by or in the right of the
      -----------------------------
corporation, a person named in By-Law 8.01 shall be indemnified only if: (a) He is successful on the merits of otherwise; or (b) He acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation.
However, he shall not, be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court in which the suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

8.04  EXTENT  -  NONDERIVATIVE  SUITS.  In  case of a suit, action or proceeding
      --------------------------------
(whether civil, criminal, administrative or investigative) - other than a suit by or in the right of the corportition - together thereafter referred to as a nonderivative suit, against a person named in By-Law 8.01 by reason of his holding a position named in By-Law 8.01, the corporation shall indemnify him if he satisfies Ahe standard in By-Law 8.05 for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit as: (a) Expenses (including attorney's f ees); (b) Amount paid in settlement; (c) Judgment; and (d) Fines.

8.05  STANDARD - NONDERIVATIVE  SUITS.  In case of non-derivative suit, a person
      --------------------------------
named in By-Law 8.01 shall be indemnified only if: (a) lie is successful on the merits or otherwise; or (b) He acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, he has no reason to believe his conduct was unlawful. The termination of nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of
                                 ---------------
itself, create a presumption that the person failed to-satisfy the standard of this By-Law 8.05 (b).

8.06  DETERMINATION  THAT  STANDARD  HAS  BEEN  ALET.  A  determination that the
----------------------------------------------------
standard of By-Laws 8.03 or 8.05 (b) (second sentence), the determination may be made by: (1) A majority of the directors of the corporation (whether or not a quorum) who were not parties to the action, suit or proceeding, or: (2) Independent legal counsel in a written opinion; or (3) The stockholders of the corporation.

8.07  PRORATION.  Anyone  making a determination under By-Law 8.06 may determine
      ---------
that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

8.08  ADVANCE  PAYMENT.  The  corporation  may  pay  in  advance  any  expenses
      ----------------
(including attorney's fees) which may become subject to indemnification under By-Laws 8.01 - 8.08 if: (a) The board of directors authorizes the specific payment; and (b) The person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the corporation' under By-Laws 8.01 - 8.08.

8.09  NONEXCLUSIVE.   The  indemnification provided by By-Laws 8.01 - 8.08 shall
      -------------
not be exclusive of any other rights to which a person may be entitled by law, by-law, agreement, . vote of stockholders or disinterested directors, or otherwise.

8.10  CONTINUATION.  The indemnification and advance payment provided by By-Laws
      ------------
8.01-8.08 shall continue as to a person who has ceased to hold a position named in By-Law 8.01 and shall inure to his heirs, executors and administrators.

8.11  INSURANCE.   The corporation may purchase and maintain insurance on behalf
      ----------
of any person who holds or who has held any position named in By-Law 8.01, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the corporation would have power to indemnifiy him against such liability under By-Laws 8.01-8.08.

8.12  REPORTS.   Indemnification  payments,  advance  payments  and  insurance
      --------
payments made under By-Laws 8.01-8.11 shall be reported in writing to the stockholders of the corporation with the next notice of annual meeting.

                                  ARTICLE  IX

                               GENERAL  PROVISIONS

9.01  DIVIDENDS AND RESERVES.  (a)  Declaration and Payment.  Subject to statute
      ----------------------        ------------------------
and the articles of incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. The declaration and payment shall be at the discretion of the board of directors. (b) Record Date. The board of
                                                      ------------
directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, the record date to be not more than fifty days prior to the payment date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date. (c) Reserves. By resolution the board of directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

9.02   BOOKS  AND RECORDS. The corporation shall keep correct and complete books
       ------------------
and records of account and shall keep minutes of the proceedings of its stockholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent, agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

9.03  ANNUAL  STATEMENT.  The  board of directors shall mail to each stockholder
      ------------------
of record, at least ten days before each annual meeting a full and clear statement of the business and condition of the corporation, including a reasonably detailed balance sheet, income statement, and surplus statement, all prepared in conformity with generally accepted aqcounting principles applied on a consistent basis.

9.04  CHECKS  AND  NOTES  All  checks  or  demands  for  money  and notes of the
      ------------------
corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

9.05   FISCAL  YEAR.  The  fiscal  year  of  the  corporation  shall be fixed by
       ------------
resolution  of  the  board  of  directors.

9.06  SEAL.  The  corporation seal (of which there may be one or more exemplars)
      ----
shall contain the name of the corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

9.07  RESIGNATION.  Any  director, officer or agent may resign by giving written
      ------------
notice to the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

9.08  AMENDMENT  OF BY-LAWS.  These By-Laws may be altered, amended, or repeated
      ----------------------
at any meeting of the board of directors at which a quorum is present, by the affirmataive vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such m eeting.

9.09  CONSTRUCTION.  Whenever  the  context  so  requires,  the  masculine shall
      -------------
include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these By-Laws shall be invalid or inoperative, then, so far as is reasonable and possible: (a) The remainder of these By-Laws shall be considered valid and operative. (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

9.10  TABLE OF CONTENTS;  HEADINGS  The  table  of contents and headings are for
      ------------------
organization, convenience and clarity. In interpreting these By-Laws, they shall be subordinated in importance to the other written material.

CERTIFICATE  OF  ADOPTION

The undersigned Secretary of 'Network USA, Inc. (the "Corporation"),hereby certifies that the foregoing By-Laws were duly adopted at the organizational meeting of the board of directors of the Corporation on 1987.



Secretary